Exhibit 10.18(c)

THIRD AMENDMENT TO LEASE

This Third Amendment To Lease (“Amendment”), dated as of September 1, 2008, between W. Andrew Wright (“Landlord”) and Addus HealthCare, Inc. (“Tenant”).

Whereas, Landlord and Tenant are parties to that certain Office Lease, dated April 1, 1999, by and between W. Andrew Wright as Landlord and Addus HealthCare, Inc. as Tenant, and as amended April 1, 2002 and September 19, 2006 (“Lease”); and,

Whereas, the parties wish to amend the Lease to include Suite 121 on the first floor of the premises:

1.	All capitalized terms used herein shall the same meaning ascribed to them in the Lease, unless otherwise specifically defined herein.

The Schedule of the Lease is hereby amended and restated in its entirety to now read as follows:

(1)	Premises: Entire second floor and the suites #114, 121, 123, 124A, 124B and 124C of the Building, all as shown on Exhibits Al and A2 which are referred to and incorporated herein in their entirety.

(2)	Annual Base Rent:

Will be as stated in the Second Amendment, plus the monthly sum of $2045.96 per month for September 2008.

3rd year	$364,776
4th year	$375,720
5th year	$386,992

(3)	Monthly Base Rent:

1st year	$26,666.67
2nd year (through August)	$27,466.67
2nd year (September)	$29,512.63
3rd year	$30,398.00
4th year	$31,310.00
5th year	$32,249.33

(4)	Tenant’s Proportionate Share: 61.33%

(5-13 of Article 2) Remain unchanged from the Second Amendment To Lease.

Articles 3-7 of the Second Amendment To Lease remain unchanged.

8.	Except as expressly modified and superseded by this Third Amendment, the terms and provisions of The Lease are ratified and confirmed, and shall continue in full force and effect.

In Witness Whereof, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

Tenant: Addus HealthCare, Inc.		Landlord: W. Andrew Wright

By:	/s/ Mark S. Heaney	By:	/s/ W. Andrew Wright
	Mark S. Heaney		W. Andrew Wright